EXHIBIT 99.1
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     S A N D S                                     P R E S S   R E L E A S E
LAS VEGAS SANDS CORP.
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FOR IMMEDIATE RELEASE

               PROGRESS OF THE MARINA BAY SANDS(TM) ON TRACK WITH
                       SIGNING OF DEVELOPMENT AGREEMENT

         SINGAPORE (August 23, 2006) - The development of The Marina Bay Sands(TM) integrated resort (IR) was given a formal kick-start as Las Vegas Sands Corp. (NYSE:LVS) and the Singapore Tourism Board (STB) signed the official Development Agreement today. The signing ceremony was a significant milestone in the development of Singapore's first IR and marked the handover of the Marina Bay IR site to Las Vegas Sands so the company could commence construction.

         LVS' construction and development teams have already begun pre-construction work on the site of the Marina Bay Sands. The company has also started pre-marketing activities to ensure a steady pipeline of Meeting, Incentive, Convention and Exhibition (MICE) events and pre-leasing initiatives to fill the retail space component of the IR.

         "Based on our operating experience in this region, our proven MICE model, and our established relationships with travel operators and MICE planners globally, we are confident that we will deliver on our promise to Singapore," stated Sheldon G. Adelson, chairman and CEO of Las Vegas Sands Corp. "Together with Singapore's reputation and track record in the industry, The Marina Bay Sands(TM) will become a powerful catalyst to propel Singapore's status as a leading MICE hub."

         "Following the announcement of LVS' successful bid, STB is pleased to embark on this journey with LVS," said Mr. Lim Neo Chian, deputy chairman and chief executive of STB. "The development of The Marina Bay Sands(TM) is an important project for the STB, as well as for Singapore's tourism industry and economy. Besides boosting Singapore's attractiveness as a destination, it is also key to our aim to grow the BTMICE(1) industry and to draw more world class tourism investments to Singapore so as to achieve our Tourism 2015 vision."


         "The Marina Bay Sands(TM) is on-track and on-target to be launched in 2009 as planned," said William P. Weidner, president and chief operating officer of Las Vegas Sands Corp. "We are excited about our growing momentum with this important project, and will continue to update the Singapore public


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(1) BTMICE stands for Business Travellers, Meetings, Incentives, Conventions
    and Exhibitions.

and business community on what they can look forward to as we develop all components of the IR."

         "In particular, LVS will work closely with the STB and the relevant government agencies to ensure that The Marina Bay Sands(TM) remains aligned with Singapore's economic, social and tourism priorities," said Weidner. "As a committed long-term partner with Singapore's business community, we aim to complement and synergize with the existing landscape and contribute to increasing the total pie."

         LVS, which was awarded the bid for Singapore's first IR in May this year, will invest more than US$3 billion to develop The Marina Bay Sands(TM) - one of the largest investments in the world for a single IR. The integrated resort is expected to generate an additional S$2.7 billion to Singapore's annual Gross Domestic Product and to create 30,000 additional jobs throughout the economy by 2015.

                                     # # #


Statements in this press release which are not historical facts are "forward looking" statements that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve a number of risks, uncertainties or other factors beyond the Company's control, which may cause material differences in actual results, performance or other expectations. These factors include, but are not limited to general economic conditions, competition, new ventures, government regulation, legalization of gaming, interest rates, future terrorist acts, insurance, and other factors detailed in the reports filed by Las Vegas Sands Corp. with the Securities and Exchange Commission.


ABOUT LAS VEGAS SANDS CORP.
Las Vegas Sands Corp. (NYSE: LVS) is one of the leading international developers of multi-use integrated resorts.

The Las Vegas, Nevada-based company owns The Venetian Resort Hotel Casino and the Sands Expo and Convention Center in Las Vegas and The Sands Macao in the People's Republic of China (PRC) Special Administrative Region of Macao. The company is currently constructing two additional integrated resorts both scheduled to open in 2007: The Palazzo Resort Hotel Casino in Las Vegas and The Venetian Macao Resort Hotel Casino in Macao.

LVS is also developing the Cotai Strip(TM), a master-planned development of resort casino properties in Macao, and was selected by the Singapore government to build The Marina Bay Sands(TM), an integrated resort scheduled to open in Singapore by the end of 2009. The company is also working with the Zhuhai Municipal People's Government of the PRC to master-plan the development of a leisure resort and convention complex on Hengqin Island in the PRC.



CONTACTS:

Investment Community: Scott Henry, Senior Vice President, Finance, (702)733-5502
Media: Ron Reese, Executive Director of Communications, (702)414-3607